PRODUCTION SHARING CONTRACT

FOR CONTRACT AREA TSAGAAN ELS-XIII

BETWEEN

THE PETROLEUM AUTHORITY OF MONGOLIA

AND

"DWM PETROLEUM AG"

Dated ……., 200…

PRODUCTION SHARING CONTRACT

This is a Production Sharing Contract signed by the Petroleum Authority of Mongolia, on the one side (hereinafter "PAM"), and DWM Petroleum AG, on the other (hereinafter the "Contractor") (both sides hereinafter the "Parties") on the ....., 200....

GENERAL PROVISIONS

The purpose of this Contract is to establish legal regulation of relations between the Contractor and the Petroleum Authority of Mongolia /PAM/ authorized by the Government of Mongolia to enter on its behalf into Contract related to Petroleum Operations in the territory of Mongolia, and exercise supervision over implementation thereof.

The Contractor shall have exclusive rights for conducting Petroleum Operations in the Contract Area for Exploration as described in Annexes, attached hereto and made the integral part of the present Contract.

NOW, THEREFORE, it is hereby agreed as follows:

ARTICLE I. REPRESENTATIVES

1.1 DESIGNATION OF REPRESENTATIVES

a) The Government of Mongolia hereby designates the Chairman of the PAM, or any other authorized person, as its representative (the "Mongolian Government Representative") under this Contract.
b) The Contractor hereby designates, Alexander Becker, on behalf of DWM Petroleum AG, or any other authorized person, as its representative (the "Contractor Representative") under this Contract.
c) Changes of the Mongolian Government Representative or the Contractor Representative should be notified to the other party in accordance with Article XXIII hereof.

1.2 *RIGHTS TO ACCESS AND EXERCISE SUPERVISION OVER CONTRACTOR'S PETROLEUM OPERATIONS*

a) The Mongolian Government Representative (or any other person assigned and authorized by the Mongolian Government Representative) shall have access and exercise the authority granted to him/her hereunder over implementation in the Contract Area and over Petroleum Operations, and the Contractor shall provide all reasonable assistance to the Mongolian Government Representative to exercise such right of access. The Mongolian Government Representative shall not interfere with the operations of the Contractor without valid reason.
b) Any legally authorized person has a right to access and exercise supervision over implementation.

ARTICLE II. DEFINITIONS

2. DEFINED TERMS

If there is no other explanation for certain case, the defined terms, understandings, and forms originating hence shall have the meanings set forth in this Article 2:

"PAM" means the Petroleum Authority of Mongolia authorized by the Government of Mongolia to enter on its behalf into Contract related to Petroleum Operations in connection with petroleum operations in the territory of Mongolia, and exercise supervision over implementation thereof.

"Arm's Length Sales" means a sale of Crude Oil by the Contractor to a third party (other than any affiliates of the Contractor), provided that any such sale:

a) is not part of any collusion intended to, or effectively resulting in, reduction in the price of such sale;
b) is made in a freely convertible currency; and
c) does not involve barter or price discount or setoffs and, more generally, is not motivated by considerations other than the usual commercial incentives in petroleum sales;

"Natural Gas" means hydrocarbons that are in a gaseous phase at atmospheric conditions of temperature and pressure including wet mineral gas, dry mineral gas, casing-head gas and residue gas remaining after the extraction or separation of liquid hydrocarbons from wet gas, and non-hydrocarbon gas produced in association with liquid or gaseous hydrocarbons.

"Barrel" means a quantity or unit of 158.987 liters, at or corrected to a temperature of sixty degrees Fahrenheit (60° F), at standard atmospheric pressure of 1.01325 bars.

"Accounting Procedure" means procedures and reporting requirements set forth in Annex D.

"Production Sharing Contract" means this Contract executed by the PAM and the Contractor for conducting Petroleum Operations in the Contract Area and approved by the Government of Mongolia.

"Petroleum" means liquid petroleum and different compounds of hydrocarbons in a gaseous or solid state occurring in the entrails of the earth, which may be produced in association with petroleum or separately, including Crude Oil, Natural Gas and Associated Substances.

"Petroleum Law" means the Petroleum Law of Mongolia, which entered into force on January 18, 1991 and any Laws amending or in substitution for, or in lieu of such law.

"Regulation for Implementing the Petroleum Law" means the Regulation for Implementing the Petroleum Law of Mongolia adopted by the Government of Mongolia /Resolution No.204/ in 1991 and any Regulations amending or in substitution for, or in lieu of such regulation.

"Petroleum Operations" mean operations related to the exploration, protection, production, processing, transportation, storage and marketing of Petroleum in scope of this Contract.

Exclusive right for conducting Petroleum Operations means that only the Contractor has the right to conduct Petroleum related operations within the Contract area during the effective period of the Contract.

"Contractor" means DWM Petroleum AG which enters into this Contract to conduct Petroleum Operations in accordance with the contract regulations and conditions.

"Effective Date" means the date on which the Government of Mongolia approves this Contract.

"Contract Year" means any period of twelve (12) consecutive Calendar Months counted from the Effective Date of this Contract or from the anniversaries of such Effective Date.

"Contract Area" means the area shown on and described in Annexes herein from the Effective date as such area shall have been reduced from time to time by relinquishments made in accordance with Article VII.

"Contract Crude Oil" means Crude Oil which is produced and saved from the Contract Area pursuant to this Contract; and for purpose of this definition, "produced" means caused or allowed to rise to the surface and passed through Production Sharing Measurement facilities, and "saved" means made available to be taken and disposed of by a party hereto.

"Associated Natural Gas" means any Natural Gas that may be produced from or in association with Crude Oil and capable of being developed commercially.

"Associated Substances" means any other substances that may be extracted from or in association with Crude Oil or Natural Gas.

"Rules" means methods and procedures to be followed in process of carrying certain types of Petroleum Operations.

"Administrative Costs" means all costs and expenses except Exploration Costs and Development Costs.

"Block Unit" means an area equal to multiplied ten (10) minutes latitude by ten (10) minutes of longitude.

"Discovery Well" means a well which is determined by the Parties to be worthy of further evaluation for the purpose of determining whether such reservoir, alone or with other reservoirs, could constitute a Commercial Discovery.

Field means an Area containing one or more natural reservoirs discovered on one or more wells, and similar in geological structure and stratigraphy, determined to be worthy of being developed.

"Development Costs" means all costs and expenses (except Administrative Costs and Exploration Costs) incurred in respect of Development Operations.

"Development Area" means an area within the Contract Area containing a Commercial Discovery.

"Development Operations" means all operations and activities in respect of one or more Commercial Discoveries.

"Development Period" means the period during which Development Operations will be carried out in accordance with this Contract, as specified in Article 5.5 and 5.7.

"Development Program" means a program of work, including a Budget, for Development Operations in respect of a Commercial Discovery.

"Cost Oil" means a quantity of Crude Oil for recovering Contractor's costs and expenses.

"Royalty" means payment in accordance with utilization of the natural non-renewable resources of Mongolia.

"Relinquishment of Areas" means relinquishment by Contractor voluntarily or in accordance with Contract some parts of Contract Area at the certain phase of exploration work.

"Land Surface Rental Fee" means non-refundable payment to the PAM in each year by size of a contract area as stated in the "Regulation for Implementing the Petroleum Law" for exercising the Contractor's exclusive right for Petroleum Operation in the contract area.

"Budget" means an estimate of money for the work program to be done during the specific Petroleum Operations phase.

"Appraisal Development" means a well development during appraisal, as international petroleum industry, in purpose to determine Discovery Well or Commercial Discovery Well.

"Subcontractor" means any Legal Person or individual, which concluded a Contract with the Contractor to carry out certain portions of the Petroleum Operations.

"Crude Oil" means hydrocarbons, which are in liquid state at atmospheric pressure either in a natural subsurface reservoir or after passing through a separator or other surface processing facility; Crude Oil also includes asphalt, condensate and natural gas liquids, which are liquefied in separators, plants or other surface processing facilities.

"Appraisal Area" means one or more geological structure(s) or occurrence(s) that Parties determine to be worthy of being appraised by an Appraisal Program.

"Appraisal Program" means a plan of work for the purpose of determining whether the Discovery made by such Discovery Well constitutes a Commercial Discovery.

"Commercial Discovery" means a reservoir or a group of two (2) or more reservoirs containing Petroleum, which Parties determines to be worthy of being developed commercially, taking into consideration relevant technical and economic factors, including Contractor's estimates of recoverable reserves, prices of Petroleum and costs of development.

"Exploration Costs" means all costs and expenses (except Operation Costs and Development Costs) incurred in respect of Exploration Operations.

"Exploration Operations" means such operations as:

1. activities in respect of aerial and satellite mapping, geological, geophysical and geochemical surveys; drilling and production of exploration and appraisal wells; petrologic, mineralogical and paleontological studies, interpretations of data preparing reports and other all exploration activities;

2. discovering one or more reservoirs which have not then been proved to be within a Commercial Discovery; and
3. carrying out an Appraisal Program.

"Exploration Period" means the period during which Exploration Operations will be carried out in accordance with this Contract, as specified in Article 5.1 and 5.2.

"Profit Oil" or "Production Sharing Oil" means a quantity of Contract Crude oil to be allocated between the Mongolian Government representative and Contractor after the deduction of royalty and cost oil.

"Calendar Month" means one (1) of the twelve (12) calendar months according to the Gregorian calendar, starting on the first day of such month and ending on the last day of such month, inclusive.

"Calendar Quarter" means a calendar quarter according to the Gregorian Calendar, being either the Calendar Months (i) January, February and March, (ii) April, May and June, (iii) July, August and September, or (iv) October, November, and December.

"Calendar Year" means a year according to the Gregorian calendar starting on January 1 and ending on December 31, inclusive.

"Legal Person" means a corporation, company or other entity recognized as such by the Laws.

"Laws" means any applicable Mongolian laws, or any other legal acts, whether now existing or hereafter enacted.

"Measurement point" means the point of measurement for purpose of marketing after processing a produced crude oil at the Contract Area.

ARTICLE III. RIGHTS AND OBLIGATIONS OF THE PAM AND CONTRACTOR

3.1 *PAM'S RIGHTS*

The PAM shall have the following rights:

a) To inspect Petroleum Operations and financial statements of the Contractor;
b) To possess all the original copies of geology, geophysics, hydrogeology, petrophysics, geochemistry, laboratory analysis and other related Petroleum Operations' data;
c) To possess copies of documents related to all the Contractor's operations, machinery, equipment, technical definitions, houses, constructions, its drafts and others;
d) To request the Contractor to supply its share of Petroleum for Mongolia's domestic consumption. In this case Government Representative shall make the payment in USD at world market price.
e) To use or exercise supervision over the marketing of Mongolia's share of Production Sharing Oil
f) To exercise other rights provided for in this Contract

3.2 *PAM'S OBLIGATIONS*

The PAM shall assume the following obligations:
a) To help and support petroleum operations conducted by Contractor;
b) To inspect and supervise the Petroleum Law of Mongolia, it's Regulations and Rules, and this Contract's implementation;
c) To fulfill other obligations provided for in this Contract.

3.3 *CONTRACTOR'S RIGHTS*

a) The Contractor shall have the exquisite rights to conduct Petroleum Operations in the Contract Area with permissions obtained under the Petroleum Law, the Business Entity Special Permission Law, and in accordance with Petroleum Law of Mongolia, Regulation for Implementing the Petroleum Law of Mongolia, all applicable laws and this Contract;
b) The Contractor shall have a right to construct pipelines, bridges, roads, storage facilities, houses, landing fields, radio towers and communication facilities in accordance with requisite approvals;
c) The Contractor shall have a right to access the previously compiled exploration, geophysical, petrophysical, geochemistry and well data related to the Contract Area at data center of the PAM and to buy those data if necessary;
d) To use, sell or possess (both within the Mongolia and abroad) the Contractor's share of Production Sharing Oil;
e) The Contractor shall enjoy all rights of Mongolian legal person, unless otherwise specifically provided in Mongolian law or international agreements to which Mongolia is a party;
f) The Contractor may transfer its rights and obligations under this Contract to any third party with the prior written consent of the Government of Mongolia.
g) The Contractor shall have a right to request assistance from the Mongolian government if the Contractor's employees and field workers suffer from serious diseases, disasters, illegal infringement and serious accidents;
h) The Contractor shall have the right to hire and dismiss its staff members, to choose and determine its sub-contractors, and to purchase materials required for implementing the Contract.
i) To exercise other rights provided for in this Contract.

3.4 *CONTRACTOR'S OBLIGATIONS*

During the conduct of the Petroleum Operations the Contractor shall assume the following obligations:

a) Comply with existing Petroleum Law of Mongolia, Regulation for Implementing the Petroleum Law of Mongolia, any changes or amendments in such laws, rule and regulations for Petroleum Operations ratified by the authorized body and all applicable Laws of Mongolia and this Contract;
b) Petroleum Operations will be conducted in accordance with the Mongolian and international standard, rule and regulations;
c) Notice to the authorized organizations and PAM immediately if any accidents or failings related to health, safety and protection of environment are happened, and take necessary actions.
d) The technology, techniques and equipments imported to Mongolia for Petroleum Operations are to be used for efficient development of Petroleum;
e) Upon the request of the PAM, the Contractor as a first priority shall supply its share of Petroleum for Mongolia's domestic consumption.
f) Conduct an environmental impact assessment prior to the beginning of Contractor's activities and should submit original reports of environmental impact assessment;
g) To take the following actions necessary to protect human, animals, nature, relics of historical and cultural importance, land surface:
    I. During the conduct of Petroleum Operations, Contractor shall make plans for preventing hazards to human, animals, nature, relics of historical and cultural

importance, land surface and environment, and get approval from the Mongolian Government Representative and authorized organizations for those plans and implement;

II. Prior to the Contract expiration or termination, or relinquishment or abandonment of any part of the Contract Area, remove all equipment and installations from the area in a manner acceptable to the Mongolian Government Representative, and perform all necessary site restoration activities in accordance with applicable Laws and regulations of Mongolia;

III. The estimates of the anticipated abandonment of wells, site restoration program and funding sources for restoration shall be included in the annual Production program;

IV. If the Contract Area is located near forbidden for Petroleum Operations Area take the necessary precautions for protection of ecological systems, and prevent pollution of the Contract Area.

V. To conduct any means of transportation due to petroleum operations on the territory of Mongolia in compliance with the applicable laws and regulations of Mongolia, in a way of causing no harm to public health and to the environment.

h) All original documents of geological, hydrogeological, geophysical, geochemical researches, drilling, well and production data, laboratory analysis results, and other data and reports as it may compile during the term hereof shall be prepared every year in accordance with approved Rules and submitted to the PAM;

i) Assist the Mongolian Government Representative in preparing and carrying out plans and programs for training and education of Mongolian nationals;

j) Be responsible for the damages causes by violation of Petroleum Operations Regulations;

k) Shall include the PAM's representatives with rights for tender of choosing or selecting subcontractors in carrying out certain portions of the Petroleum Operations. The draft of contracts shall be amicably agreed by both parties prior to concluding contracts with subcontractors and a copy of the contract shall be furnished to the Mongolian Government Representative;

l) Shall include the PAM's representatives in the process of selecting an authorized company to carry out detailed environmental appraisal.

m) Within one calendar year, the Contractor shall organize at least two business meetings with the Mongolian Government Representatives regarding the petroleum operations and shall bear all expenses arising from the aforementioned business meetings.

n) Within one calendar year, the Contractor shall organize at least one business meeting with the local administration and citizen's representatives for the purpose of propagating the Contractors petroleum operations at the regional level and shall bear all expenses arising from the aforementioned business meetings.

ARTICLE IV. COSTS AND COST RECOVERY

a) The Contractor shall bear all costs and expenses necessary to conduct Petroleum Operations. Contractor may recover such costs and 40 (forty) percent of Contract Crude oil will be used for cost recovery, after the deduction of royalty. Neither party hereto guarantees that any such Commercial Discovery will be made.

b) The quantity of Cost Oil which the Contractor shall have the right to take and dispose of in any Calendar Month shall be equal to the aggregate of all Petroleum Costs incurred by the Contractor.

c) The Contractor shall have the right to take and dispose of the certain quantity of Contract Crude Oil in every trade of Contract Crude oil for the purpose of recovering its costs and expenses incurred in respect of Petroleum Operations. All Operation Costs of the Contractor

that remain unrecovered hereunder shall be carried forward until fully recovered in the succeeding Calendar Months.

d) The Contractor shall agree with the Mongolian Government Representative on the planning and accounting model for the Petroleum Operations and shall submit to the Mongolian Government Representative a copy of accounts for Petroleum Costs. The Contractor shall notify the Mongolian Government Representative of the amount of the Petroleum Costs and the method of their recovery.

e) The Contractor will classify Petroleum Cost into Exploration Cost, Operation and Development Cost, without double concerning. Those Petroleum Costs will be recovered by the following stages

Exploration Cost;
Administrative Cost; and
Development Cost
For clarification, it is approved possibility that Development Cost can occur within Exploration Period and Exploration Cost within Development Period.

f) Notwithstanding the foregoing, the Royalty to be paid under paragraph 1 of Article VIII and the bonuses and other payments to be paid under Article 10 shall not be recovered.

ARTICLE V. TERM OF EXPLORATION OPERATIONS

5.1 *EXPLORATION PERIOD*

The Exploration Period shall begin on the Effective Date of this Contract. The Exploration Period shall be up to five (5) years in duration and shall consist of three phases: -first phase 1 year, second phase 2 years, third phase 2 years.

5.2 *EXTENSION OF EXPLORATION PERIOD*

a. This extension of exploration period shall be extended in accordance with the Petroleum Law and its Implementing Regulation.

b. If the Contractor has fulfilled Exploration Work Programs and Budgets and Minimum Work Obligations as specified below for the phase of the Exploration Period, which it desires to extend. The Government Representative shall approve the Exploration Work Programs and Budget of the next phases to extend the Exploration Period.

c. If on the date on which the third Exploration Period would otherwise expire a Discovery Well exists in respect of which no determination has then been made as to whether such discovery is a Commercial Discovery, the Exploration Period shall continue in effect in respect of the Appraisal Area for such Discovery Well until the first to occur of the following:
   i. such Discovery Well is determined to be a Commercial Discovery;
   ii. such Discovery Well is determined not to be a Commercial Discovery;
   iii. additional extension shall not be more than 6 months

5.3 *DISCOVERY AND APPRAISAL OPERATIONS*

a) If a well is determined to be a Discovery Well in accordance with the following table, the Contractor shall notify the Mongolian Government Representative within fifteen (15) days in a written form and the date of such notice shall be deemed to be the date of such Discovery Well.

Well depth (meter)	< 500	500-1000	1000-2000	>2000
Daily recovery (tons/day)	0.5	1.0	3.0	5.0

b) Within ninety (90) days after the date of each Discovery Well, the Contractor shall provide to the Mongolian Government Representative for approval in respect thereof; an Appraisal Program and Budget; and maps and other descriptions of the area to be appraised (the "Appraisal Area"); and after the Mongolian Government Representative's approval shall begin to implement the Appraisal Program.

5.4 *COMMERCIAL DISCOVERIES*

a) If on the basis of reserves estimates one or more discoveries made by one or more Discovery Wells are determined to be a Commercial Discovery, the Contractor shall notify in writing the Mongolian Government Representative within fifteen (15) days, and the date of such notice shall be deemed to be the date of such Commercial Discovery.
b) Within one hundred eighty (180) days after the date of each Commercial Discovery, the Contractor shall provide to the Mongolian Government Representative for approval in respect thereof: a Development Plan and Budget; and maps, reserves estimates and other descriptions of the area to be developed (the "Development Area"); Petroleum Administration shall inspect and revise all the documents within thirty (30) days and if decides no amendments, no changes shall be made then within ninety (90) days shall approve such Plan. Petroleum Administration shall have a right to extend the approval period for one hundred eighty (180) days if decides that all documents shall be amended and changed.
c) The Contractor shall commence Development Operations within (90) days after the Mongolian Government Representative's approval to implement such Development Plan.

5.5 *COMMERCIAL DISCOVERY, TESTING, DEVELOPMENT PERIOD*

a) The period for each Commercial Discovery establishments shall be continued for three hundred sixty (360) days including the period of Appraisal Development.
b) Development Period in respect of each Commercial Discovery shall take effect on the date of approval from an authorized organization that such production can be started from Commercial Discovery, and it shall continue for a period of up to twenty (20) years.

5.6 *REVISIONS OF APPRAISAL PROGRAMS, APPRAISAL AREAS, DEVELOPMENT PLANS AND DEVELOPMENT AREAS*

Subject to the Mongolian Government Representative's written approval, the Contractor may, on the basis of additional information or evaluation, revise any Appraisal Program, Appraisal Area, Development Plan and Development Area; provided, however, that no such revision will add to an Appraisal Area or Development Area any parts of the Contract Area that have already been relinquished under Article VII prior to such revision. In case of revising any Appraisal Program, Development Plan and Development Area, the Contractor shall notify the Mongolian Government Representative (15) days prior to the decision making.

5.7 *EXTENSION OF DEVELOPMENT PERIOD*

The Mongolian Government Representative may, extend the Development Period two (2) times, with each extension being up to five (5) years in duration in case the Contractor builds refinery, petroleum and natural gas pipeline and other industrial infrastructure. The Mongolian Government Representative shall consider granting an extension of the Development Period, if the Contractor, at least sixty (60) days prior to the expiration of the Development Period, gives written notice to the Mongolian Government Representative of the Contractor's desire to extend the Development Period.

ARTICLE VI. EXPLORATION OPERATIONS

6.1 *MANDATORY WORK AND OBLIGATIONS*

a) Within one hundred twenty (120) days from the Effective Date the Contractor shall commence the Exploration Operations according to Annex C. In accordance with the Contract, the Contractor shall perform mandatory work and obligation and shall spend certain amount at least as included in the Plan (Annex C). If the Contractor did not spend such amount of capital for the mandatory work then the Contractor shall pay the difference between the mandatory work and actual invested amount to the PAM within (30) thirty days after the end of the Contract Year.
b) If in any Contract Year the Contractor spends more than the Minimum Expenditure Amount, the extra work expenditure shall be calculated for the following exploration year.
c) Contractor shall place 1,000,000 (one million) US dollars on the escrow account in the Trade and Development Bank of Mongolia as guarantee of minimum work obligation of the first contract year the Production Sharing Contract. Any issue related to this Guarantee fund placed on the Escrow Account shall be decided in accordance with the Escrow Account Service Agreement concluded between the PAM and Contractor dated May 27th of 2008.

6.2 *DRILLING METHODS*

Any exploration well which the Contractor becomes obligated to drill under this paragraph 1 of Article VI shall be drilled in accordance with generally accepted methods used in the international petroleum industry and shall be deemed drilled upon the first to occur of the following, the cost shall be recoverable cost.

a) it reaches the projected depth or target bed;
b) it becomes a Discovery Well;
c) it reaches basement rock; or
d) it encounters impenetrable substance or excessive geothermal gradients.

6.3 *EXPLORATION WORK PROGRAMS AND BUDGETS*

Within sixty (60) days after the Effective Date, and thereafter at least ninety (90) days prior to the beginning of each Contract Year, the Contractor shall prepare detailed exploration work programs and Budgets for each categories setting forth the Exploration Operations which the Contractor proposes to conduct during such Contract Year in the Contract Area, and provide such work programs and Budgets for approval to the Mongolian Government Representative. The Contractor shall submit previous years work program report to the PAM.

At least thirty (30) days prior to the beginning of such Contract Year, the Contractor and the Mongolian Government Representative shall meet to review and discuss such exploration work program and Budget. If the Contractor thereafter intends to revise such approved work program and Budget, the Contractor shall promptly provide copies of such revision to the Mongolian Government Representative and within fifteen (15) working days following the receipt thereof the Contractor and the Mongolian Government Representative shall again meet to review and discuss such changes. In the event that obligations exceed approved budget of the certain year, the Contractor shall include all excessive cost as recoverable cost upon the approval by the PAM.

ARTICLE VII. RELINQUISHMENTS

7.1 *RELINQUISHMENTS*

The Contractor:

a) may relinquish within thirty (30) days after the expiration of the first phase of the Exploration Period, a total of twenty five (25) to fifty (50) percent of the original Contract Area;
b) may relinquish within thirty (30) days after the expiration of the second phase of the Exploration Period, a total of twenty (20) to thirty (30) percent of the remaining portion of original Contract Area; and
c) shall relinquish at or prior to the expiration of the Exploration Period, all remaining portions of the original Contract Area, except Appraisal Areas and Developments Areas. The Contractor is obliged to restore the surface of all or any part of the Contract Area into its original form prior to relinquishment.
d) is obliged to restore the surface, clean the polluted area, water, remove all machinery and equipment of any part of Development Area into its original form prior to relinquishment.
e) shall bear all costs related with the implementation of paragraph "c" and "d" in this Article.

7.2 *VOLUNTARY RELINQUISHMENTS*

a) The Contractor may voluntarily relinquish all or any part or parts of the Contract Area in case the Contractor fulfils the Obligations stated in Annex C. Any such voluntary relinquishments shall be credited toward the relinquishments under paragraph 1of Article VII.
b) In case the Contractor voluntarily relinquishes the Contract Area stated in Annex C which the Contractor shall have then already become obligated, the amount for such unfulfilled obligation shall be paid to the PAM not less than thirty (30) days prior to the relinquishment.

7.3 *APPRAISAL AREAS*

If, after the conduct of an Appraisal Program, the Contractor determines that the Appraisal Area does not constitute a Commercial Discovery, the Contractor shall relinquish such Appraisal Area. If the Contractor wishes voluntary relinquish the Appraisal Area, which has not conducted its mandatory work and obligations, in accordance with Appraisal Program the Contractor shall pay the amount for such unfulfilled obligation to the PAM within thirty (30) days before relinquishment.

ARTICLE VIII. ROYALTY AND PRODUCTION SHARING

8.1 *ROYALTY*

1. The Contractor shall pay the Royalty based upon the price of the Contract Crude Oil for each marketing of Contract crude oil. The Royalty shall be equal to 12.5 /twelve point five/ percent calculated with respect to total production of Contract Crude Oil. The Royalty should be paid by production /crude oil/ or in cash.
2. The Royalty payment shall be determined pursuant to paragraph 4 of Article VIII and such Royalty payment shall be made for each marketing of Contract Crude Oil. The Mongolian Government Representative shall notify the Contractor before (30) days in case the Mongolian Government Representative sets up any other procedure on the Royalty payment.

8.2 *MARKETING OF CRUDE OIL*

a) The Contract Crude Oil for the Royalty and share of the Government of Mongolia shall be calculated from the measurement point, and the marketing of Crude oil shall be decided in respect with mutually approved and concluded contracts between Parties. The value of Crude oil shall be determined at the negotiated price with a buyer in the marketing contract of Crude Oil.
b) If the Government of Mongolia decides to take any of its portion of Crude Oil by calculating in currency from marketed Crude Oil, or in kind from produced and saved Crude Oil it shall so advise the Contractor in writing not less than thirty (30) days prior to the commencement of each Calendar Quarter specifying the quantity which it decides to take.

8.3 *PRODUCTION SHARING OIL*

a) After reduction by the Royalty and the quantity of Cost Oil for each Calendar Month, the remaining quantity of Contract Crude Oil (herein referred to as "Production Sharing Oil") shall be allocated between the Government of Mongolia and the Contractor in proportion to the percentages set forth below, based upon the average daily quantity of Contract Crude Oil for a given Calendar Month:

1. If average daily quantity of Contract Crude Oil for any Calendar Month is equal or less than 5,000 barrels:

Government of Mongolia	**43.5%**
Contractor	**56.5%**

2. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 5001 barrels but is less than 10,000 barrels,

Government of Mongolia	**48.5%**
Contractor	**51.5%**

3. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 10,001 barrels but is less than 15,000 barrels,

Government of Mongolia	**53.5%**
Contractor	**46.5%**

4. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 15,001 barrels but is less than 20,000 barrels,

Government of Mongolia	**58.5%**
Contractor	**41.5%**

5. If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 20,000 barrels,

Government of Mongolia	**63.5%**
Contractor	**36.5%**

b) When the balance of un-recovered Petroleum Costs is less than the forty (40) percent of the total quantity of Contract Crude Oil, such the difference between the forty (40) percent of the total quantity of Contract Crude Oil and the balance of un-recovered Petroleum Costs shall be allocated between Parties in respect with provision "a" of Article 8.3 of this Contract.

c) The average daily quantity of Contract Crude Oil for any Calendar Month shall be calculated by dividing the total quantity of Contract Crude Oil for each such Calendar Month by the number of days of production in such Calendar Month.

d) The value of the share of the Government of Mongolia's Production Sharing Oil shall be determined pursuant to paragraph 4 of Article VIII and the payment of the share of the Government of Mongolia's Production Sharing Oil shall be made to the PAM within thirty (30) days from the finished marketing date, or as otherwise approved by the Government of Mongolia.

8.4 *VALUATION OF CONTRACT CRUDE OIL*

a) For purposes of determining the value of Royalty to be paid to the Government of Mongolia pursuant to Article 8.1 and the value of Production Sharing Oil pursuant to paragraph 3 of Article VIII, the price of Contract Crude Oil shall be determined by the negotiated price with a buyer in the Crude Oil Sales Contract.

b) If the Contractor intermediates in a marketing of Mongolian share of Contract Crude Oil, the Contractor shall mutually negotiate and agree with the Mongolian Government Representative prior to conclusion of agreements among three Parties in respect with the marketing and transportation of the Mongolian share of Contract Crude Oil and Royalty. The value of the Contractor's share of Contract Crude Oil produced from Mongolia shall be determined by the world market's price of same quality crude oil with the Contract Crude Oil on the date finished marketing the Contract Crude Oil.

c) Contract Crude Oil price will be calculated by Contractor's arm's length sales principle.

8.5 *FORECASTS OF PRODUCTION*

a) For each Commercial Discovery, not less than thirty (30) days prior to the beginning of each Calendar Quarter the Contractor shall furnish to the Mongolian Government Representative a forecast setting out the total maximum possible quantity of Crude Oil that the Contractor estimates to produce and market, price and other relevant factors according to practices in the international petroleum industry.

b) The Contractor's forecast shall include estimates of Royalty, Crude Oil value and the Contractor's and Mongolian share of crude oil. The Contractor shall endeavor to produce the

forecasted quantities. The Contractor shall estimate collectively the crude oil production amount from the several Commercial Discovery Wells.

8.6 *UNDERLIFTING AND OVERLIFTING*

It is recognized that any party hereto may, from time to time, fail to take the full quantity of Contract Crude Oil to which such party is entitled (such party being called an "Underlifter" herein). When that occurs, full production may be continued for the benefit of the other party (such party being called an "Overlifter" herein) and the Contractor shall maintain records to indicate the quantity of Contract Crude Oil which the Underlifter may make up in order to be in correct balance with the Overlifter. The Underlifter shall be compensated extra quantities of Contract Crude Oil in order to achieve such balance as soon as practicable; provided, however, that the Contractor shall make such allocations in such ways so as not to unduly interfere with orderly operations for production and sales.

ARTICLE IX. NATURAL GAS

The Contractor has exclusive right to mutually negotiate and conclude a new Production Sharing Contract of Natural Gas with the Mongolian Government Representative if any discovery which is determined to be a Discovery Well or a Commercial Discovery is capable of producing Natural Gas.

ARTICLE X. BONUSES, FEES AND PAYMENTS

10.1 BONUSES

a) *Signature Bonus:* The Contractor shall pay to the PAM the sum of 100,000 USD (one hundred thousand) as a Signature Bonus within 60 days after ratification of this Contract by the Government of Mongolia.
b) *Production Bonus:* If the Contractor starts up production, the Contractor shall pay to the Mongolian Government Representative the sum of 500,000 USD (five hundred thousand) as a Production Start-up Bonus within 30 days after the beginning date of the Production Operations.
c) The Contractor shall pay to the Mongolian Government Representative 1 /one/ time in following occurrences:

1) the sum of U.S.$ 500,000 (five hundred thousand USD) as a Production Bonus if average daily quantity of Contract Crude Oil for any Calendar Month is equal or less than 5,000 barrels:
2) the sum of U.S.$ 600,000 (six hundred thousand USD) as a Production Bonus If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 5001 barrels but is less than 10,000 barrels,
3) the sum of U.S.$ 700,000 (seven hundred thousand USD) as a Production Bonus If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 10,001 barrels but is less than 15,000 barrels,
4) the sum of U.S.$ 800,000 (eight hundred thousand USD) as a Production Bonus If average daily quantity of Contract Crude Oil for any Calendar Month equals to or exceeds 15,001 barrels but is less than 20,000 barrels,
5) the sum of U.S.$ 1 000,000 (one million USD) as a Production Bonus after average daily quantity of Contract Crude Oil for any Calendar Month exceeds 20,001 Barrels.

10.2 *TRAINING BONUS*

a) The Contractor shall pay the Training Bonus annually within thirty (30) days after beginning of each Contract Year as follow:
   1) 1st year 60,000 /sixty thousand/ USD
   2) 2nd year 60,000 /sixty thousand/ USD
   3) 3rd year 60,000 /sixty thousand/ USD
   4) 4th year 60,000 /sixty thousand/ USD
   5) 5th year 60,000 /sixty thousand/ USD

10.3 *LAND SURFACE RENTAL FEE*

a) The Contractor shall pay to the Government of Mongolia the Land Surface rental fee for the area within the Contract Area as prescribed in the Petroleum Law of Mongolia.

Contractor shall pay the following annual surface rentals:

i. For Contract Area during the First phase of the exploration work per square kilometer (excluding Development Areas)	1.00 USD
ii. For Contract Area during the Second phase of the exploration work per square kilometer (excluding Development Areas)	2.00 USD
iii. For Contract Area during the Third phase of the exploration work per square kilometer (excluding Development Areas)	4.00 USD
iv. For Contract Area during the extension terms of the exploration work per square kilometer extended by the Government of Mongolia (excluding Development Areas)	10.00 USD
v) For the Development Area, per square kilometer	50.00 USD

b) The Contractor shall pay such pledge fees within sixty (60) days from the Effective Date and shall pay such pledge fees annually within thirty (60) days after beginning of each Contract Year. The Mongolian Government Representative shall submit the Contractor the evidence that the payment has been made. The Land Surface Rental shall not be recovered.

10.4 *ADMINISTRATIVE SERVICE FEES*

The Contractor shall pay to the Mongolian Government the administrative service fees as prescribed in the Petroleum Law and/or other applicable Laws. Fees for Term of Exploration, Application for Contract Area, Application for Development Area, Term of Development Operations and other Petroleum Operations related activities shall be included as such fees.

Contractor shall pay the following Administrative Services Fees:

a) For each Contract Area Application 10.000 USD
b) For each extension of exploration term 25.000 USD
c) For each extension of exploration term by the decision of the Government of Mongolia 100.000 USD
d) Development Area permission 50.000 USD
e) For each change or adjustment in the Development Area 25.000 USD
f) For each extension of Development term 100.000 USD
g) For each application to transfer any rights and obligations for Petroleum Operations 100.000 USD

10.5 *ENVIRONMENTAL RECOVERY*

The Contractor shall perform following amount of work for environmental recovery:

1/ First year	USD 20,000
2/ Second year	USD 20,000
3/ Third year	USD 60,000
4/ Forth year	USD 60,000
5/ Fifth year	USD 90,000

ARTICLE XI. MEASUREMENTS

11.1 *PRODUCTION SHARING MEASUREMENTS*

a) Measurements made for the purpose of determining the quantities of Contract Crude Oil as to be allocated between the parties hereto ("Production Sharing Measurements") shall be made in accordance with generally accepted methods used in the international petroleum industry, it being mutually agreed, however, that other measurements may be made for other purposes (including meters to test or estimate production rates of individual wells) and will not necessarily conform to the same standards as the Production Sharing Measurements.
b) Abovementioned measurement instruments and methodology shall be approved by the Mongolian authorized organizations.
c) Such Production Sharing Measurements shall be made at the measurement point.
d) It is understood and agreed that neither the Contractor nor the Mongolian Government Representative shall have the right to take and dispose of its share of Contract Crude Oil until after the Production Sharing Measurements provided for in this Article XI have been made.

11.2 *CORRECTIONS OF MEASUREMENTS*

a) If the Contractor intends to adjust, repair or replace any appliance used for Production Sharing Measurements, the Contractor shall give notice to the Mongol ian Government Representative and enable the Mongolian Government Representative to observe such operation.
b) The Mongolian Government Representative shall be entitled to observe any Production Sharing Measurement at any time and to conduct tests to determine the accuracy thereof. If any such testing reveals that such measurement is not in accordance with generally accepted methods used in the international petroleum industry, the Mongolian Government Representative may request the Contractor to take appropriate remedial action. If the

Contractor has not commenced and diligently continued remedial action within thirty (30) days following such request, or it has been commenced but with hold up, the Mongolian Government Representative may stop production, cause the measurements to be corrected by authorized third parties and recover the costs thereof from the Contractor.

c) In the event a measuring error is discovered, the Contractor shall use all reasonable efforts to determine the correct production figures for the period during which there was a measuring error and correct previously used readings. The Contractor shall submit for the PAM's approval a report on the corrections carried out. If it proves impossible to determine when the measuring error first occurred, the commencement of the error shall be deemed to be that point in time halfway between the date of the previous test and the date on which the existence of the measuring error was first discovered.

11.3 *MEASUREMENT RECORDS*

The Contractor shall submit to the Mongolian Government Representative a copy of records of produced Contract Crude Oil and Production Sharing Measurements for every measurement, and maintain those records for a period of at least five (5) years from the date thereof and the Mongolian Government Representative shall have access thereto at all reasonable times. The Contractor is obliged to provide access to the Mongolian Government Representative.

ARTICLE XII. EXPLORATION, PRODUCTION AND TECHNICAL DATA

12.1 *TITLE OF TECHNICAL DATA*

The Mongolian Government Representative shall have title to the Contractor's all original data resulting from the Petroleum Operations program, budget and research results including but not limited to geological, geophysical, petrophysical, geochemical, hydrological all well completion reports, drilling, petrologic, completion status reports and all other original data, geographical maps, geodesy that the Contractor may compile during the term hereof, provided, however, that such data shall not be disclosed to third parties without a written approval of the other party.

12.2 *GENERAL ACTIVITIES RECORDS*

In respect with negotiated forms with the PAM, the Contractor shall maintain technical records of its Petroleum Operations including but not limited to exploration, development, production and refining operations in accordance with generally accepted practices in the international petroleum industry. Such records shall be in the English language. The Contractor shall provide all such documents and reports to the Mongolian Government Representative on a monthly, quarterly and yearly basis.

12.3 *GEOPHYSICAL DATA*

The Contractor shall keep the original geophysics data and shall give one copy to the Mongolian Government Representative in accordance with the Mongolian Government Representative's verified Regulation.

12.4 *EXPLORATION, PETROPHYSIC, LABORATORY STUDIES, PRODUCTION AND PRODUCTION TEST DATA*

The Contractor shall prepare such data as generally accepted methods used in the international petroleum industry and submit interpretation reports and data in type of digital and papers to the Mongolian Government Representative.
Subject to the Mongolian Government Representative's consent, for the purpose of petrophysics, testing and laboratory analysis the Contractor shall have the right to take and remove from Mongolia samples of cores /sample duplicate/, well cuttings /sample duplicate/, Petroleum and rocks. The Contractor may dispose of such samples unless the Mongolian Government Representative requests to return such samples within one (1) year following the above consent. The Contractor shall submit testing service work, testing production reports of wells and data within thirty (30) days.

12.5 *REPORTS ON PROCESSED DATA, EXPLORATION RESULTS AND PETROLEUM RESERVES*

The Contractor shall provide to the Mongolian Government Representative the petroleum exploration's processed data, resource estimation, and appraisal reports in accordance to the rules and regulations adopted by the Mongolian Government Representative.

12.6 *RECORDS OF DEVELOPMENT AND PRODUCTION OPERATIONS*

The Contractor shall maintain records showing quantities of Petroleum, gas produced from each well and changes in the well's equipment and shall provide to the Mongolian Government Representative such data and reports as outlined in the Rules adopted by the Mongolian Government Representative.

12.7 *DATA OF AUTOMOBILES, TECHNIQUES, EQUIPMENTS AND CONSTRUCTIONS*

a) For purpose of Petroleum Operations, the Contractor shall submit to the PAM the technical documents, designing drawings and other related information of automobiles, techniques, and equipments for importing before entering into Mongolia.
b) Engineering facilities and structures shall be constructed in accordance with related Mongolian laws and regulations. Designing drawings of such constructions shall be submitted to the PAM before beginning of constructions, and other related documents before commissioning.

12.8 JOINT COMMITTEE

Upon commencement of the Development Period, the Contractor and the Mongolian Government Representative shall form a joint committee to review data and the production activities of all productive reservoirs, and co-ordinate administrative matters between the Mongolian Government Representative and the Contractor.

12.9 *OTHER MINERALS*

The Contractor shall report within 15 days to the Mongolian Government Representative the presence of potentially commercial accumulations of minerals, which are not associated with Petroleum but are encountered and recognized by the Contractor while conducting Petroleum Operations within the Contract Area. Such minerals shall remain the state property of Mongolia.

12.10 *CONFIDENTIALITY*

The parties hereto shall maintain all documents and reports referred to in this Article XII as confidential and shall not divulge it to any third party without the consent of the other party hereto. The foregoing confidentiality obligation shall not apply to:

1) disclosure by either party hereto to its employees, Affiliates, consultants, prospective assignees, prospective lenders or Subcontractors to the extent required for the conduct of Petroleum Operations; or
2) disclosure by either party hereto to the extent required to comply with applicable Laws, or the rules or regulations of any stock exchange on which a party's, or its Affiliate's, shares are listed.
3) Contractor shall inform to the PAM about potential investor. The potential investor shall certify to keep information in confidential.

ARTICLE XIII ACCOUNTING DATA

13.1 *BOOKS OF ACCOUNT*

Contractor shall maintain books of account in respect of Petroleum Operations in accordance with the Accounting Law of Mongolia, Accounting Procedures attached as Annex D and other applicable laws in Mongolian language and if deemed necessary, to conduct double bookkeeping in both Mongolian and English languages.

13.2 *ACCOUNTING REPORTS*

The Contractor shall provide accounting reports, statements and other information to the Mongolian Government Representative in accordance with the present contract. After the Contractor opens an office in Mongolia, the Contractor shall maintain copies of such accounting reports, statements and other information at that office, and the Mongolian Government Representative shall have access thereto at any time he/she desires.

13.3 *FINANCIAL INSPECTIONS*

a) The Mongolian Government Representative shall be entitled to have inspection of cost recovery expenses, fi nancial accounts, financial reports, inventory and goods, voucher, salary payment, invoice, a contract directly and indirectly related to this contract, sub-contractor's contract, other agreements, and all documents related to Petroleum Operations in every year. Also, the Mongolian Government Representative has right to have inspection in sites, in Mongolia and abroad, related to Petroleum Operation, facilities, storages and offices, and to meet relative person necessary times with considerable reason.
b) All documents shall be saved for 5 (five) years since its origin, or for the required period as stated in Law and has to be ready to be inspected.
c) Cost related to conducting of such inspection shall be born by the Contractor.

ARTICLE XIV. GOVERNMENTAL ASSISTANCE

14.1 *GENERAL ASSISTANCE*

The parties hereto recognize that the Contractor may require assistance from the Mongolian Government Representative to conduct Petroleum Operations and to accomplish the

objectives of this Contract. Accordingly, and for the purpose of accomplishing the objectives of this Contract for the mutual benefit of Mongolia and the Contractor, the Mongolian Government Representative shall assist the Contractor to the extent reasonably possible to enable the Contractor to fulfill its obligations and exercise its rights. The Mongolian Government Representative shall assign one or more of his representatives to assist the Contractor.

14.2 *OTHER ASSISTANCE*

The Mongolian Government Representative may otherwise assist and expedite the Contractor's execution of the Petroleum Operations by providing facilities, supplies and personnel, supplying or otherwise making available all necessary visas, work permits, transportation, security protection and rights of way and easements as may be requested by the Contractor and made available from the resources under the Mongolian Government Representative's control. In the event such facilities, supplies or personnel are not readily available, then the Mongolian Government Representative may secure the use of such facilities, supplies and personnel from alternative sources. Expenses thus incurred by the Mongolian Government Representative at the Contractors' request shall be reimbursed to the Mongolian Government Representative by the Contractor. The Contractor shall consider the reimbursement as an Operating Cost. Such reimbursements shall be made in U.S. dollars computed at the rate of exchange at the time of conversion.

CONTRIBUTION TO REPRESENTATIVE OFFICE/GOVERNMENTAL ASSISTANCE CONTRIBITION

For operation of Representative Office from PAM within Contract Area, the Contractor shall pay to the PAM the sum of 100,000 USD (one hundred thousand) annually within 30 (thirty) days from the beginning of each Contract year.

LOCAL ASSISTANCE CONTRIBUTION

The Contractor shall pay to the local authorities within contract area the sum of 40,000 (Forty thousand) USD annually within 50,000 USD (fifty thousand) days from the beginning of each Contract year as Local Assistance Contribution.

ARTICLE XV. USE AND OWNERSHIP OF PROPERTY

15.1 *EQUIPMENT AND FACILITIES*

Upon the termination of this Contract, the Contractor's imported equipment, facilities, real estate and supplies used for Petroleum Operations shall become the state property of the Government of Mongolia at no additional cost at the time when cost of such equipment, facilities and supplies have been recovered by the Contractor.
It is understood that this paragraph 1 of Article XV shall not apply to any item that is leased by the Contractor from any other party, including Affiliates.

15.2 *TITLE TO PETROLEUM*

Title to Contract Crude Oil to which the Contractor is entitled under Article VIII shall pass to the Contractor at the points at which the Production Sharing Measurements thereof are made.

15.3 *TRANSFER THE RIGHT*

The Contractor shall transfer its rights and obligations under the Production Sharing Contract by resolution of the Government of Mongolia.

ARTICLE XVI. TAX

Contractor's tax, fee and payments in respect with Petroleum Operations shall be regulated through any applicable Mongolian laws, or any other legal acts, whether now existing or hereafter enacted. But the contractor shall not be obliged to pay any other payments not regulated by any applicable Mongolian laws and this Contract.

ARTICLE XVII. EXCHANGE RIGHTS

17.1 *FOREIGN CURRENCIES*

Purchase or sale of foreign currencies shall be transacted at the daily prevailing rates as quoted by the Mongol Bank.

17.2 *FOREIGN BANK ACCOUNTS*

The Contractor is hereby authorized to open accounts, make transactions in outside or inside of Mongolia, and to retain abroad and freely dispose of any funds in such accounts.

17.3 *EXCHANGE RIGHTS*

The Contractor is hereby granted the following exchange rights:

a) To provide in freely convertible foreign currencies all funds needed to conduct Petroleum Operations and to convert such currencies to Mongolian currency through any bank of Mongolia at the exchange rate prescribed in paragraph 1 of Article XVII;
b) To hold and freely dispose of any funds held outside of Mongolia;
c) To retain abroad and freely dispose of all proceeds received outside of Mongolia from the export, sale or exchange of its share of Contract Crude oil;
d) To repatriate abroad and freely dispose of all proceeds received within Mongolia from the sale, exchange or export of its share of Contract Crude oil;
e) To maintain an account in a bank in Mongolia chosen by the Contractor which can be disbursed for the purpose of making payments to the Government Representative or the Government of Mongolia hereunder or making other payments required for Petroleum Operations.

17.4 *PAYMENTS UNDER THIS CONTRACT*

The Contractor shall make the payments stated in this Contract in USD.

ARTICLE XVIII. MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES

18.1 SELECTING MONGOLIAN SUBCONTRACTORS, MATERIALS AND EMPLOYEES

The Contractor and its Subcontractors shall:

a) Should give preference to Mongolian subcontractors in respect of Mongolian national or business entity's proposed price, professional capabilities and performances are satisfying the requirements set by the Contractor. The Contractor shall inform and negotiate with the Mongolian Government representative in regards to the subcontractors prior to conclusion of the contract with the Subcontractors.

b) Give preference to material, equipment, machinery and consumables manufactured in Mongolia so long as their prices, qualities and times of delivery are comparable to internationally available materials, equipment, machinery and consumables; and

c) Give preference in employment to Mongolian nationals provided they are suitably qualified and provided. The Contractor has the right to employ its foreign personnel in special professional vacancies and key positions upon the approval of the authorized organization within the quota approved by the Government of Mongolia. It is recognized that the Contractor may require the assistance of the Mongolian Government Representative in order to identify any such prospective Mongolian Subcontractors, locally manufactured items, and Mongolian employees, and that the Contractor's obligations under this Article XVIII are accordingly conditioned upon the Contractor's having timely knowledge thereof. The Contractor shall pay disability allowances in accordance with the Laws of Mongolia to those Mongolian national employees who may temporarily or permanently lose their ability to work as a result of an accident while performing their duties under this Contract.

d) All issues pertaining to the employment shall be governed according to the Law of Mongolia on Sending labour force abroad and receiving labour force and specialists from abroad.

e) When hiring Mongolian petroleum professionals, the Contractor shall pay salary that is not less than the average salary of foreign professionals with the same qualifications hired from abroad by the Contractor.

f) The Contractor shall give preference to educating and training Mongolian citizens at Contractor's costs in order to obtain prepared skilled personnel for all levels of Petroleum industry.

ARTICLE XIX. EMERGENCIES

19.1 *EMERGENCIES IN PETROLEUM OPERATIONS*

The Contractor may take all actions it deems necessary to meet any emergency. The Contractor shall promptly notify the Mongolian Government Representative of any such emergency.

19.2 *NATIONAL EMERGENCY*

a) In case of national emergency, the Government of Mongolia may requisite with compensation all or part of Contractor's share of the Petroleum from the Contract Area and may require Contractor to increase production of Petroleum to the maximum safe level of

production. The maximum level of production shall be determined through negotiation by the Parties.

b) No such requisition shall be affected except after providing to the Contractor an opportunity to express its views in respect of such requisition.

c) Any requisition of Petroleum reserves, or of any related facilities, shall be effected in accordance with the applicable Laws of Mongolia, duly notified to the Contractor, until such national emergency is ceased.

ARTICLE XX. FORCE MAJEURE

20.1 "Force Majeure" within the meaning of this Article XX shall include fire, epidemics, unavoidable accidents, declared and undeclared war, strikes, lockouts and other disturbances, floods, storms, earthquakes and other natural disturbances, insurrections or riots.

20.2 If the Contractor is prevented or delayed by Force Majeure from performing any obligation, from meeting any condition, or from exercising any right hereunder, an amount of time equal to the period or periods, plus a reasonable period to prepare for the resumption or initiation of the actions so prevented or delayed, could be added to any time provided for or otherwise allowed therefore hereunder upon the approval of the Government of Mongolia, and to the applicable Exploration Period and/or Development Period.

20.3 If the quantity of Petroleum being produced, or which could be produced, from one or more Commercial Discoveries is interrupted or otherwise limited by Force Majeure, then the Development Period applicable thereto shall be extended beyond the period provided in Article V until the quantities that could have been produced and saved there from at capacity have been made up. The term "capacity" for purposes of this provision means the total quantity of Petroleum that the wells then existing on such Commercial Discovery or Discoveries could have produced under production plan in accordance with generally accepted practices of the international petroleum industry had the interruption of Development Operations is not occurred. Within ninety (90) days following each Calendar Year, the Contractor will notify the Mongolian Government Representative of the cumulative quantities of Petroleum, which are to be made up as herein provided.

20.4 The Contractor shall submit to the Mongolian Government Representative the evidence proved by the authorized organization within (30) days from the date of such Force Majeure stated in Article XX has been occurred.

ARTICLE XXI. CANCELLATION

21.1 If the Effective Date does not occur within one hundred eighty (180) days following the date on which the parties execute this Contract, the Contractor may notify the Mongolia n Government authorized representative the PAM that this Contract is cancelled.

21.2 If the Contractor fails to commence Exploration Operations within one hundred twenty (120) days following the Effective Date, the PAM shall cancel Contract.

21.3 The Government of Mongolia shall have the right to cancel this Contract through its own Representative's suggestion if the Contractor knowingly breaks this Contract or commits a material breach and if the Contractor fails to remedy or commence to remedy such breach within

the time hereinafter provided, and if the Contractor fails to commence program and budgeted work to implement this Contract.

21.4 If the Government of Mongolia determines to exercise its rights under paragraph 2 of Articles XXI or paragraph 3 of Article XXI, the Mongolian Government Representative shall give the Contractor written notice. If within thirty (30) days from such notice the Contractor shall not have remedied such breach, and if the Contractor shall not have been delayed or prevented there from because of Force Majeure, the Mongolian Government Representative may thereafter issue a decree to cancel this Contract subject to the right of the Contractor to invoke the arbitration provisions of Article XXII. The Contractor in the event of cancellation shall pay to the PAM for failed budgeted work fees for the Contract Year.

21.5 Following cancellation of this Contract, the Contractor shall have the right to remove from Mongolia all movable property (other than described in paragraph 1 of Article 15) used in respect of Petroleum Operations, which is leased or otherwise not wholly owned by the Contractor.

21.6 The Contractor shall be entitled to cancel this Contract on below-mentioned cases and shall notify the Mongolian Government Representative before (90) days outlining the cancellation;

a) not to be discovered economical reserves of petroleum on the Contract Area
b) the production period is terminated

ARTICLE XXII. ARBITRATION AND LIABILITIES

22.1 Any dispute arising between the parties hereto in respect of this Contract (including its execution, interpretation, application, cancellation, expiration or extension) which is not settled amicably shall be finally settled by arbitration of Mongolia.

22.2 Unless this Contract provides otherwise, any property dispute arising out of or in the course of petroleum operations shall be settled by Mongolian Courts in accordance with the laws of Mongolia.

22.3 Upon request of the parties concerned, any dispute related to this Contract, such as modification of its terms or its cancellation may be settled in accordance with the UNICITRAL Arbitration Rules.

22.4 If any person conducts petroleum operations arbitrarily or without permission, an authorized organization of Mongolia shall confiscate in favour of the State the equipment used in those operations, the property, the petroleum produced and income of the person involved. If those operations are of a criminal nature, the matter shall be subject to the judicial organization of Mongolia.

22.5 If Contracting parts undertake any operations in breach of the provisions of the Petroleum Law of Mongolia or other relevant laws of Mongolia, and such breaches result in losses to an entity, organizations or individuals, the Contractor shall be liable in accordance with the laws of Mongolia.

22.6 Any losses resulting from a breach of contractual obligations by the Contracting parts shall be recovered from the offending party in accordance with the laws and regulations of Mongolia.

22.7 In case of selecting subcontractors for carrying out certain portions of the Petroleum Operations, the Contractor shall be responsible to the Government of Mongolia for any losses occurred from subcontractor operations.

ARTICLE XXIII. NOTICES

23.1 Written notices to the Contractor are effective if:

a) given by telefax to the Contractor's headquarters office designated in paragraph 3 of Article XXIII or, after the Contractor opens an office in Mongolia, given to such office, if receipt thereof is acknowledged by answer back or is confirmed as received by the transmitting facsimile machine; or
b) given by courier with acknowledged receipt or by delivery of such notice in person to the Contractor Representative, if the Contractor Representative or one of his authorized representatives has acknowledged receipt and the copy of such notice given by telefax to the Contractor's headquarters office designated in paragraph 3 of Article XXIII.

23.2 Written notices to the Mongolian Government Representative are effective if:

a) given by telefax to the Mongolian Government Representative's office designated in paragraph 3 of Article XXIII, if receipt thereof is acknowledged by answer back or is confirmed as received by the transmitting facsimile machine; or
b) given by courier with acknowledged receipt or by delivery of such notice in person to the Mongolian Government Representative, if the Mongolian Government Representative or one of his authorized representatives has acknowledged receipt thereof.

23.3 Written notices provided for in paragraph 1of Article XXIII Article and paragraph 2 of Article XXIII above shall be addressed and sent out as follows:

a. The Government Representative:
Petroleum Authority of Mongolia
18080 Ulaanbaatar,
Songinokhairkhan duureg,
Uildverchnii evleliin gudamj 37,
Tel: (976-11)-631208,Fax: (976-11)-631239
E-mail:
Ulaanbaatar, MONGOLIA

Attention: Mr. D. Amarsaikhan, Chairman

b. The Contractor Representative:
DWM PETROLEUM AG
Bahnhofstr. 9
CH-6341 Baar,
Switzerland
Tel: 0041-(0)1-7181030

Fax: 0041-(0)1-7181039
E-Mail: info@dwm-ag.com

Attention: Alexander Becker

23.4 The address at which any party may receive a notice may be changed by thirty (30) days notice given to the other party.

23.5 No refusal or inability of either party hereto to receive an attempted notice hereunder shall in any way diminish or prejudice any rights of the other party hereto.

ARTICLE XXIV. INSURANCE

24.1 As to all operations performed by the Contractor under this Contract, the Contractor shall secure and maintain insurances in accordance with applicable Laws of Mongolia.

24.2 The Contractor shall require that its Subcontractors procure similar insurances to those required to be procured by the Contractor and such additional insurances as the Contractor shall deem appropriate, all to be evidenced by Certificates of Insurance.

24.3 Any insurance carried out by the Contractor and Subcontractors in respect to the Petroleum Operations pursuant to this Contract shall be conducted according to the Insurance laws and regulations of Mongolia and shall be concluded with Mongolian insurance company.

24.4 Should a Mongolian insurance company be unable or unwilling to provide any of all such insurances, the Contractor may obtain the Mongolian Government Representative's agreement to make alternative arrangements.

24.5 The losses and expenses, in accordance with the contract concluded between an insurance organization and the Contractor, shall be resolve according to the Insurance law of Mongolia and other regulations.

ARTICLE XXV. GENERAL

25.1 *ANNEXES*

Annexes A, B. C and D are hereby made a part of this Contract, and shall be considered as having equal force with the provisions hereof.

LEGISLATION

This Contract is in accordance with Mongolian Legislation.

25.3 *GOOD FAITH*

The parties hereto base their relations in respect of this Contract on the principles of goodwill and good faith and shall accordingly cooperate to achieve the mutual objectives hereof and to resolve amicably any misunderstandings or disputes that may arise, and no consent or other approval required hereunder shall be unreasonably withheld or delayed.

25.4 *LANGUAGE*

This Contract is written in Mongolian and English languages. The Mongolian and English versions are identical in terms of content and principles. In case of dispute between both Parties the Mongolian version shall prevail.

25.5 *ENTRY INTO FORCE AND ADOPTING CHANGES IN THE CONTRACT*

This Contract shall come into force on the day it is ratified by the Government of Mongolia. This is the Effective date of the Contract.

Parties could make changes in the Contract, and any changes in the Contract shall be adopted after the ratification by the Mongolian Government.

ON THE BEHALF OF THE PETROLEUM AUTHORITY OF MONGOLIA

/s/ D. Amarsaikhan

D. AMARSAIKHAN
CHAIRMAN

ON THE BEHALF OF THE DWM PETROLEUM AG

/s/ Alexander Becker

ALEXANDER BECKER
EXECUTIVE DIRECTOR

ANNEX A

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE PETROLEUM AUTHORITY OF MONGOLIA
and
"DWM PETROLEUM AG"
FOR CONTRACT AREA - XIII

This annex "A" is attached to and made an integral part of the Production Sharing Contract between the Petroleum Authority of Mongolia and "DWM Petroleum AG", dated _____ __.2009

MAP OF CONTRACT AREA



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Tsagaan-Els - XIII
Мандах



PETROLEUM EXPLORATION BLOCKS
II
III
IV
V
VI
VII
VIII
IX
X north
X south
XI
XII
XIII
XIV
XV
XVI
XVII
XVIII
XIX
XX
XXI
XXIII
XXIV
N
S
500 kms
Area of Production Sharing Contracts other company
Open blocks
Area of this Production Sharing Contracts

ANNEX B

TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE PETROLEUM AUTHORITY OF MONGOLIA
and
"DWM PETROLEUM AG"
. FOR CONTRACT AREA XIII

This annex "B" is attached to and made an integral part of the Production Sharing Contract between the Petroleum Authority of Mongolia and "DWM Petroleum AG", dated _____ __.2009

DESCRIPTION OF CONTRACT AREA

1. Contract Area name: Tsagaan Els - XIII
2. Contract Area size:: 11590 sq.km
3. Coordinates:

Number	Longitude	Latitude
1	108°19'59"	43°50'00"
2	108°19'59"	44°10'00"
3	108°29'59"	44°10'00"
4	108°29'59"	44°30'00"
5	108°49'59"	44°30'00"
6	108°49'59"	44°40'00"
7	109°29'59"	44°40'00"
8	109°29'59"	44°35'00"
9	109°20'00"	44°35'00"
10	109°20'00"	44°10'00"
11	109°40'00"	44°10'00"
12	109°40'00"	43°55'00"
13	110°00'00"	43°55'00"
14	110°00'00"	44°10'00"
15	110°10'00"	44°10'00"
16	110°10'00"	44°20'00"
17	111°00'00"	44°20'00"
18	111°00'00"	43°50'00"

ANNEX C
TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE PETROLEUM AUTHORITY OF MONGOLIA
and
DWM PETROLEUM AG
FOR CONTRACT AREA XIII

This annex "C" is attached to and made an integral part of the Production Sharing Contract between the Petroleum Authority of Mongolia and DWM Petroleum AG dated ..., 200...

MINIMUM WORK OBLIGATIONS

Period	Contract Year	THE WORK PLAN	Cost	The year Investment
		Collection and processing of geological data	150,000	
		Reconnaissance of work of the block, 4000 km	40,000	
		Geological Mapping 500 sq.km	50,000	
I	1	Geological Mapping 100 sq.km	30,000	
		Geologic structural sections 400 km	140,000	625,000
		Lithologic-stratigraphical sections 1900m	95,000	
		Paleontolic stratigraphical works	40,000	
		Sampling 300	15,000	
		Laboratory analytical works	35,000	
		Data Processing	30,000	
		Geological Mapping 850sq.km	85,000	
		Geological Mapping 400 sq.km	120,000	
		Lithologic-stratigraphical sections 3200m	160,000	
	2	Paleontolic stratigraphical works	80,000	825,000
		Sampling 800	40,000	
		Laboratory analytical works	75,000	
II		Data Processing	55,000	
		Data Processing	15,000	
	3	Topographic geodesic works	50,000	
		Exploration seismology 2D, 200 km	1,600,000	1,740,000
		Exploration seismology 3D, 5 km	75,000	
		Data Processing	40,000	
		Topographic geodesic works	20,000	
		Exploration seismology 2D, 100 km	800,000	
III	4	Exploration seismology 3D, 20 km	300,000	4,360,000
		Preparation to drilling, well 1	30,000	
		Well Drilling, 1 well	2,870,000	
		Log survey, 1 well	300,000	
		Data Processing	50,000	
		Preparation to drilling, well 2	60,000	
III	5	Well Drilling, 2 well	5,740,000	6,900,000
		Log survey, 1 well	600,000	
		Well test, 3 well	450,000	
		TOTAL		**14,450,000**

ANNEX D
TO THAT CERTAIN
PRODUCTION SHARING CONTRACT
between
THE PETROLEUM AUTHORITY OF MONGOLIA
and
DWM PETROLEUM AG

FOR CONTRACT AREA XIII

ACCOUNTING PROCEDURE

ARTICLE I
GENERAL PROVISIONS

1. *DEFINITIONS*

Definitions contained in Article II of the Production Sharing Contract dated ……., 200… shall apply to this Accounting Procedure and have the same meaning.

2. *PURPOSE OF THIS ACCOUNTING PROCEDURE AND PRECEDENCE OF DOCUMENTS*

The purpose of this Accounting Procedure is to establish accounting reports on investment costs and inventories incurred by the Contractor and follow an existing Accounting Law of Mongolia, national and International Standards of Accounting and Reporting and all other applicable laws and regulations for maintaining books of account.

In the event of any inconsistency or conflict between the provisions of this Accounting Procedure and the provisions of the Contract, common procedures accepted in international petroleum industry shall be complied.

3. *STATEMENTS OF ACTIVITY*

a) During the Exploration Period, Contractor shall transfer the following statements to the PAM within thirty (30) days from the end of each Calendar Quarter:

1) accounting statement (with an additional clarification)
2) detailed statement of expenditure (by each cost centers)

Above statements shall be made in an ascending order.

b) During the Development Period, Contractor shall supply following statements to the PAM within thirty (30) days from the end of each Calendar Quarter:

1) accounting statement (with an additional clarification)
2) a production statement;
3) exporting report and statement
4) a profit oil and equilibrium statement
5) detailed statement of expenditure (by each sections of expenditure)
6) cost recovery statement

Above mentioned statements shall be processed in an ascending order. These statements shall comply this Accounting Procedure and also the International Standards of Accounting and Reporting and be sent to the PAM within sixty (60) days from the end of each Calendar Year.

4. *FINANCIAL INSPECTIONS*

a) In order to conduct a financial inspection, as stated in the provision 13 of this Contract, the Mongolian Government Representative shall be entitled to have inspection of reports on investment and cost recovery expense incurred in respect of Petroleum Operations in compliance with the Contract and related laws and regulations based on financial accounts, financial reports, inventory and goods, voucher, salary payment, invoice, a contract directly and indirectly related to this contract, sub-contractor's contract, other agreements, and all documents related to Petroleum Operations in every year. During the conduct of such inspection, the Mongolian Government Representative has the right to have inspection in all sites related to Petroleum Operation such as facilities, storages and offices of the Contractor in Mongolia and abroad, and to request the required documents from the responsible employees on the basis of a sound reasoning.

b) All documents must be maintained and made available for inspection and audit for five (5) years following their date of issue or such longer period as may be required under any legislation applicable.

5. *CURRENCY EXCHANGE*

Contractor's books for Petroleum Operations shall be kept in United States Dollars. All U.S. Dollar expenditures shall be charged in the amount expended. All expenditures in Mongolian currency shall be converted into U.S. Dollars in conformity with Article XVII of the Contract, and all other non-U.S. Dollar expenditures shall be converted into U.S. Dollars at the cost of purchase of that currency if such currency was purchased from one of Contractor's U.S. Dollars accounts and, in any other event, at the then prevailing rate of exchange as quoted by the Mongol Bank.

A record shall be kept of the exchange rates used in translating Mongolian currency or other non-U.S. Dollar expenditures to U.S. Dollars.

6. *BOOKS*

The Contractor shall keep its books in English, using appropriate accounting method. The books shall be kept in accordance with the Laws and regulations of Mongolia and generally accepted accounting principles prevailing in the international petroleum industry.

7. *REVISION OF ACCOUNTING PROCEDURE*

In light of future arrangements of this contract, this Accounting Procedure may be reviewed and revised by the Mongolian Government Representative on the basis of mutual written consent between the PAM and the Contractor.

8. *DETAILED OUTLINE OF ACCOUNTING SYSTEM*

1. Within ninety (90) days after the Effective Date, Contractor shall present to and discuss with PAM a proposed outline of a chart of accounts, detailed classifications of costs,

detailed nature of cost centres to be used, operating records and reports to be established in accordance with the Contract and this Accounting Procedure. Such outline shall be in accordance with generally accepted accounting systems, normal practices in the international petroleum industry and the Laws and regulations of Mongolia. Following such discussions, after the Mongolian Government Representative's approval the Contractor shall prepare and provide the PAM with formal copies of the comprehensive charts of accounts and the manuals to be used.

ARTICLE II
EXPENDITURES AND RECEIPTS

1. *EXPENDITURES FOR RECOVERING*

The Contractor shall bear and directly pay the following costs and expenses. These costs and expenses shall be classified and recovered by the Contractor in accordance with Article IV of the Contract.

a) Surface Rights

It is understood that Contractor shall bear expenses in respect with surface rights only for those areas required by Contractor to build facilities required for conducting Petroleum Operations.

b) Labor

1) Gross salaries and wages including cost of holiday, business trip, vacation, sickness and disability benefits applicable to such salaries and wages of the Contractor's employees in Mongolia (except for the administrative personnel).
2) Cost of living and housing allowances and other customary allowances of the Contractor's foreign employees (except for the administrative personnel) assigned to work in Mongolia.
3) Cost of expenditures or made pursuant to law or assessments imposed by governmental authorities which are applicable to the Contractor's employee's salaries and wages.

c) Employee Benefits

Costs applicable to life insurance, social security, pension and retirement for Contractor's Mongolian and non-Mongolian employees working in Mongolia.
A severance pay for Mongolia and non-Mongolian employees shall be in the same line and it shall be regulated by Labor Law of Mongolia.

d) Material, Equipment and Supplies
Material, equipment and supplies purchased, rented or furnished as such by the Contractor.

1) Purchased
Material, equipment and supplies purchased shall be at the price paid by Contractor or after deduction of all discounts actually received according to the valuation principles established in Paragraph 3.1 of Article II of this accounting procedure.

2) Material Furnished by Contractor or an Affiliate
Material, equipment and supplies required for operations shall be directly purchased from Mongolian business entities and individuals, except that the Contractor may furnish such material, equipment and supplies from its stocks or the stocks of an Affiliate, provided that the cost of such item shall not materially exceed the cost of a similar item purchased from third parties under similar conditions of insurance and delivery. The value of such material, equipment and supplies shall be established according to the provisions in Paragraph 3.2 of Article II of this accounting procedure.

3) Warranty
The Contractor does not warrant the material, equipment or supplies furnished beyond or back of the dealer's or manufacturer's quality warranty and, in case of defective material, equipment or supplies credit shall not be recorded until adjustment has been received by the Contractor from the manufacturers or their agents.

4) Rentals
Materials, equipment and supplies rented shall be charged at actual cost.

e) Transportation
Transportation expenses for equipment, materials and supplies necessary for the conduct of the Petroleum Operations.

f) Services

1) The actual cost of consultants, contract services and utilities procured from third parties, provided, however, that Contractor shall obtain PAM's prior written approval to hire such consultants, contract services and utilities and further provided, that such costs shall be competitive with those generally charged by international or domestic suppliers for comparable work and services.

2) Cost of services, including laboratory analysis, drafting, geophysical treatment and interpretation, geological interpretation, engineering and data processing performed by the PAM or by the Contractor or its Affiliates in facilities inside or outside Mongolia shall be in line with competitive rates currently prevailing in international petroleum industry.

Services rendered to the Petroleum Operations by the Contractor or its Affiliates will be charged on the basis of costs without profits. The charges will be no higher than the normal prices charged to other Affiliates and to third parties for comparable services under similar terms and conditions elsewhere.

If necessary, certified evidence regarding the basis of prices charged, consisting of certification of the amount of such charges which are direct costs of providing the services concerned and of the amount which contribute an allocated proportion of the overheads, may be obtained from the inspectors of the Contractor or its Affiliate, or, as the case may be, by the PAM.

The PAM reserves the right to allow for cost recovery purposes in accordance with the provision of paragraph 5 of Article II of this accounting procedure, to subtract charges for

services rendered by the Contractor or its Affiliates if they are higher than the average overall cost charged by petroleum companies to their Affiliates for similar services in the international petroleum industry.

g) Damages and Losses
Except as made good by insurance charged under subparagraph (h) below, all costs or expenses necessary to replace or repair damages or losses incurred by fire, flood, storm or other causes not controlled by the Contractor. The Contractor shall furnish the PAM with a written notice of damages or losses incurred as soon as practicable after the report of the same has been received by the Contractor.

h) Insurance Costs
Subject to provisions of Article XXIV, premiums payable for any alternative arrangements shall be admitted for Cost Recovery.

i) Camps, Warehouses and other facilities and systems
Direct costs and expenses incurred in Mongolia in respect of maintaining and operating of field facilities such as camps, warehouses, transportation systems, communications systems, water systems and road or other facilities and systems.

j) Legal Expenses
All costs and expenses of litigation or legal services otherwise necessary or expedient for the protection of the Contract Area, Petroleum Operations and facilities, including attorney's fees and expenses and the pro rata portion of in-house counsel's salaries and expenses, together with all judgments obtained against the parties or any of them on account of the operations under the Contract and actual expenses incurred by any party or parties hereto in securing evidence for the purpose of defending against any action or claim prosecuted or urged in connection with the operations or the subject matter of the Contract. In the event actions or claims affecting the interests hereunder shall be handled by the legal staff of one or more of the parties hereto, a charge commensurate with cost of providing and furnishing such services may be made to operations.

k) Administrative expenses
1) Administrative expense shall be processed separately utilizing the method of distributing the cost of selling by related obligation centers in accordance with the provision 82 of Section 1 of the International Standards of Accounting and Reporting. Cost of staffing and maintaining the Contractor's head office and other offices established outside of Mongolia (including shareholders) shall account not more than 5% of the annual exploration and development costs. Administrative expense shall include the expenses related to the main administration of the Contractor in Mongolia and abroad (including the stock holders), and also the administrative personnel who are responsible in supervising, serving, and advising. In details, the expenses shall include wage and salary, vacation pay, bonus, legally imposed tax from government organizations, charges, office, utilities, furniture, purchase of equipments, rent, gasoline, and training fees. These aforementioned administrative expenses shall not account for more than 5 per cent of the total annual exploration and development expenses.

2) Above mentioned administrative expenses shall not be double-counted or mixed with other expenses specified in Paragraphs a through j of this article of Annex D.

2. *RECEIPTS*

Receipts received by the Contractor as a result of the Petroleum Operations or incidental thereto shall be credited to the respective accounts. Such receipts shall include the following transactions:

a) Claims Recovery
The proceeds of any insurance or claim in connection with the Petroleum Operations or any assets charged to the accounts.

b) Third Party Revenues
Revenues received from third parties for the use of property or assets, for the delivery of any services by the Contractor or for any information or data.

c) Adjustments
Any adjustments received by the Contractor from the suppliers/manufacturers or their agents in connections with defective equipment or materials, costs of which was previously charged to the accounts.

d) Refunds
Rentals, refunds or other credits received by the Contractor which apply to any charge which has been made to the accounts.

e) Sale or Export of Material, Equipment and Supplies
Except as otherwise specifically provided in this Contract, in case if the Contractor sells or exports or transfers to Affiliates or other entities or persons, any material, equipment and supplies, the cost of which was previously charged to the accounts, the value of such transfers shall be credited to the accounts.

3. *VALUATION OF MATERIAL, EQUIPMENT AND SUPPLIES*

Valuation of material, equipment and supplies either charged to the accounts pursuant to sub-paragraph 1(d) of this Article II or credited to the accounts pursuant to sub-paragraph 2(e) of this Article II shall be valued in accordance with the following principles:

1) Except as otherwise provided in sub-paragraph (3)(b) below, the costs of material, equipment and supplies purchased shall be in line with the international market price for goods of similar quality supplied on similar terms prevailing in the international market at the time such goods were contracted by the Contractor. In case of purchasing of material, equipment and supplies the purchase price shall reflect, where applicable, trade and cash discounts, purchase and procurement fees, freight, forwarding charges, insurance, taxes, customs duties, consular fees and other items chargeable against imported material, equipment and supplies to the extent that these items have not been charged already under other sections of this Accounting Procedure.

2) Material, equipment and supplies purchased from or sold to Affiliates shall be charged at the prices specified in (a) and (b) below as follows:

(a) New Material, Equipment and Supplies (Condition A) shall be in line with the international market price for goods of similar quality supplied on similar terms prevailing in international market at the time such goods were contracted by the Contractor.

(b) Used Material, Equipment and Supplies (Conditions B and C)

i) Material, equipment and supplies which are in sound and serviceable condition and are suitable for reuse without reconditioning shall be classified as Condition

B and priced at seventy-five per cent (75%) of the current price of new material, equipment and supplies defined in (a) above.

ii) Material, equipment and supplies which cannot be classified as Condition B but which:

- after reconditioning will be further serviceable for original function as good as second-hand material, equipment and supplies (Condition B); or
- are usable for original function but substantially not suitable for reconditioning, shall be classified as Condition C and priced at fifty percent (50%) of the current price of new material, equipment and supplies as defined in (a) above. The cost of reconditioning shall be charged to reconditioned material, equipment and supplies provided that the value of Condition C material, equipment and supplies plus the cost of reconditioning do not exceed the value of Condition B material, equipment and supplies.

iii) Material, equipment and supplies which cannot be classified as Condition B or C shall be priced at a value commensurate with its use.

iv) When the use of material, equipment and supplies are temporary and the service to the Petroleum Operations does not justify the reduction in price provided for in sub-paragraph ii)b)2) hereof, such material, equipment and supplies shall be priced on a basis that will result in a net charge to the accounts consistent with the value of the services rendered.

4. *COST CENTERS*

In order to provide for an efficient control of the recoverable costs under the Contract, all costs must be presented for the PAM's review on the basis of cost centers and sub-divisions of these cost centers.

The detailed division shall be agreed upon pursuant to Paragraph 8, Article I of this Annex D. However, as a minimum the following divisions shall be established.

a) The costs shall be allocated per area in the following manner:
   i. Exploration area.
   ii. Each individual production area.
   iii. Costs related to activities outside the Contract Area, such as pipelines.
   iv. Costs that cannot be related to a certain area.
   v. Allocation of General and Administrative expenses

b) The costs shall be allocated per Petroleum Operation in the following manner:

   i) Exploration Operations, subdivided further into:

      1. Aerial, geological, geochemical, paleontological, topographical and other surveys.
      2. Each individual seismic survey.
      3. Each individual Exploration or Appraisal Well

      4. Infrastructure (roads, airstrips, etc.).